Exhibit 99.1

Medicine Man Technologies to Acquire
an Additional Four
Dispensaries from an Established Retailer – Largest
Transaction in Company History

•	This group of four dispensaries is expected to have EBITDA margins of 35% in 2019 and will be among the most profitable retail locations in the Company’s portfolio, upon transaction closing

•	Company is now on pace to operate a total of 27 dispensaries in Colorado, following the close of pending transactions

DENVER, September 9, 2019 /PRNewswire/ -- Medicine Man Technologies, Inc. (OTCQX: MDCL) ("Medicine Man Technologies" or the "Company"), announced today that it has entered into a binding term sheet to acquire four additional dispensaries in Colorado from a leading cannabis retailer.

Under the terms of the transaction, Medicine Man Technologies will purchase the group of four dispensaries for $50,096,413, consisting of $25,048,206.50 in cash, the issuance of 4,202,720 shares of its common stock at a price of $2.98 per share, and a deferred cash payment of $12,524,103.25 to be made 12 months following the initial closing date.

“These four dispensaries to be acquired culminate a tremendous run over the last week in which we announced the planned acquisitions of 22 dispensaries in Colorado,” commented Andy Williams, Co-Founder and Chief Executive Officer of Medicine Man Technologies. “With an estimated 35% EBITDA margin, these retail stores are collectively expected to be some of the most profitable in our portfolio. We seek acquisition targets that meet strict operational and financial criteria, such as having a seasoned management team, commitment to high quality products and services, and strong revenue growth. Our new partners are aligned with our overall strategic objectives and will help accelerate our drive towards profitable growth, allowing us to compete and thrive in the rapidly changing cannabis industry. These shared core values will make our company culture even stronger and better positioned as we scale our business. The recognized and accomplished cannabis pioneers we are adding to our Company’s family distinguish us from many other industry competitors and will help us significantly expand our operations.”

The four dispensaries to be acquired in this transaction are located in Denver, Aurora, Pueblo West, and Mountain View, with the fifth location currently under construction.

Management cautions that there can be no assurance that the dispensaries will achieve the stated revenue and EBITDA projections. The terms of the transaction can also be referenced in the Company’s 8-K, which outlines the closing conditions that are dependent upon the satisfaction or mutual waiver of certain stipulations.

For more information about Medicine Man Technologies, please visit https://www.medicinemantechnologies.com.

1

About Medicine Man Technologies
Denver, Colorado-based Medicine Man Technologies (OTCQX: MDCL) is a rapidly growing provider of cannabis consulting services, nutrients and supplies.  The Company’s client portfolio includes active and past clients in 20 states and 7 countries throughout the cannabis industry. The Company has entered into agreements to become one of the largest vertically integrated seed-to-sale operators in the global cannabis industry.  Current agreements will enable Medicine Man Technologies to offer cultivation, extraction, distribution and retail pharma-grade products internationally.  The Company’s intellectual property includes the “Three A Light” methodology for cannabis cultivation and pending acquisition candidate MedPharm's GMP-certified facility, which has the first cannabis research license to conduct clinical trials in the United States. Management includes decades of cannabis experience, a unique combination of first movers in industrial cannabis and proven Fortune 500 corporate executives.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) regulatory limitations on our products and services; (ii) our ability to complete and integrate acquisitions; (iii) general industry and economic conditions; and (iv) our ability to access adequate financing on terms and conditions that are acceptable to us, as well as other risks identified in our filings with the SEC. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Relations Contact:
ir@medicinemantechnologies.com
1-866-348-1997

2